DWS International Fund, Inc.

Two International Place

Boston, MA 02110

                    , 2007

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

We have requested your opinion regarding certain federal income tax consequences to (i) DWS International Fund (the “Acquiring Fund”), a separate series of DWS International Fund, Inc. (the “Acquiring Company”), a Maryland corporation, (ii) DWS International Equity Fund (the “Acquired Fund”), a separate series of DWS Advisor Funds (the “Acquired Trust”), a Massachusetts business trust, and (iii) the holders (“Shareholders”) of voting shares of beneficial interest of the Acquired Fund (“Acquired Fund Shares”), relating to the Reorganization (as described below). Pursuant to that certain Agreement and Plan of Reorganization, dated                     , 2007, adopted by the Board of Directors of the Acquiring Company on behalf of the Acquiring Fund and by the Board of Trustees of the Acquired Trust on behalf of the Acquired Fund (“Plan”), the following transactions (collectively, the “Reorganization”) will occur:

(a) the Acquiring Fund will acquire all of the assets of the Acquired Fund solely in exchange for the consideration described in (b) and (c) below;

(b) the Acquiring Fund will assume all of the liabilities of the Acquired Fund;

(c) the Acquiring Fund will issue to the Acquired Fund full and fractional voting shares of beneficial interest of the Acquiring Fund (“Acquiring Fund Shares”) having an aggregate net asset value equal to the aggregate net asset value of all of the currently outstanding Acquired Fund Shares;

(d) the Acquired Fund will liquidate after having distributed such Acquiring Fund Shares to the Shareholders in cancellation of their Acquired Fund Shares; and

(e) the Acquired Fund will terminate its registration under the Investment Company Act of 1940, as amended (“1940 Act”).

Willkie Farr & Gallagher LLP

                    , 2007

In connection with the Reorganization and recognizing that you will rely upon the following in rendering the opinion described above, the Acquiring Company, after due inquiry and investigation, hereby certifies and represents on behalf of the Acquiring Fund that the following facts are now true and will continue to be true as of the effective date of the Reorganization (and, where relevant, thereafter):

1.	The Acquiring Company is registered under the 1940 Act as an open-end management investment company. Acquiring Fund Shares are publicly offered and the Acquiring Fund has no employees.

2.	Except for the assumption of all of the liabilities of the Acquired Fund by the Acquiring Fund, the only consideration to be received by the Acquired Fund or by any Shareholder in connection with the Reorganization will be full and fractional Acquiring Fund Shares. Moreover, none of the Acquiring Fund Shares issued to the Acquired Fund and distributed to any Shareholder in the Reorganization constitute separate consideration for, or are allocable to, the performance of services by the Acquired Fund or by such Shareholder.

3.	If any Shareholders are also Trustees of the Acquired Fund and/or Directors of the Acquiring Fund (“Shareholder Trustees”), no portion of any compensation that has been or will be paid by the Acquiring Fund or its affiliates to any Shareholder Trustee was or is (or is intended by the Acquiring Fund or its affiliates to be) separate consideration for, or allocable to, any of such Shareholder Trustee’s Acquired Fund Shares. Moreover, none of the Acquiring Fund Shares received by any Shareholder Trustee in the Reorganization are intended by the Acquiring Fund to be separate consideration for, or allocable to, any services that have been or will be performed by such Shareholder Trustee, and the compensation that has been or will be paid by the Acquiring Fund or its affiliates to any Shareholder Trustee has been or will be for services actually rendered and commensurate with amounts customarily paid as compensation to Trustees of publicly offered management investment companies for similar services.

4.	The aggregate net asset value of the Acquiring Fund Shares to be received by each Shareholder pursuant to the Reorganization will be equal to the aggregate net asset value of the Acquired Fund Shares surrendered by such Shareholder in the Reorganization. Moreover, the consideration to be received by each Shareholder represents an arm’s length price for the Acquired Fund Shares surrendered therefor and the aggregate consideration received by all Shareholders in exchange for their Acquired Fund Shares will be equal to the aggregate net asset value of all of the outstanding Acquired Fund Shares immediately prior to the Reorganization.

5.	There will be no dissenters to the Reorganization under the applicable provisions of state law, and the Acquiring Fund will not pay cash in lieu of fractional Acquiring Fund Shares in connection with the Reorganization.

Willkie Farr & Gallagher LLP

                    , 2007

6.	In the Reorganization, the Acquiring Fund will acquire at least 90 percent of the fair market value of the Acquired Fund’s net assets and at least 70 percent of the fair market value of the Acquired Fund’s gross assets held immediately prior to the Reorganization. For purposes of this representation, any amounts used by the Acquired Fund to pay reorganization expenses, to effect redemptions of Acquired Fund Shares (except for redemptions upon the demands of Shareholders pursuant to Section 22(e) of the 1940 Act in the ordinary course of the Acquired Fund’s business as an open-end management investment company and not as part of the Reorganization) or to pay dividends and distributions with respect to Acquired Fund Shares (other than dividends and distributions paid by the Acquired Fund to conform to its long-standing policy of distributing all or substantially all of its income and gains for each taxable year and/or to avoid the imposition of an excise tax under Section 4982 of the Internal Revenue Code of 1986, as amended (“Code”)) will be included as assets of the Acquired Fund immediately prior to the Reorganization.

7.	The Reorganization has been approved by the Board of Directors of the Acquiring Company. This approval is based upon a number of factors, including those set forth in the Prospectus/Proxy Statement contained in the Registration Statement filed on Form N-14 by the Acquiring Fund (“Registration Statement”). The Acquiring Fund’s principal reasons for participating in the Reorganization are bona fide business purposes not related to taxes.

8.	The facts relating to the Reorganization as described in the Plan and in the Registration Statement are, insofar as such facts relate to the Acquiring Fund, true, correct and complete in all material respects. The Reorganization will be effected in accordance with the terms of the Plan and, after the Reorganization, no dividends or distributions will be paid by the Acquiring Fund to former Shareholders other than dividends or distributions which, on a per-share basis, are equal in amount to those made to the holders of all Acquiring Fund Shares.

9.	The Acquiring Fund is a separate series of the Acquiring Company and is treated as a separate corporation for federal income tax purposes.

10.	The Acquiring Fund is an investment company within the meaning of Section 368(a)(2)(F)(i) and (iii) of the Code that has at all times since the date of its formation qualified as a regulated investment company (“RIC”) within the meaning of Section 851 of the Code. The Acquiring Fund has elected to be taxed as a RIC and will continue to qualify as a RIC through the effective date of the Reorganization. Moreover, the Acquiring Fund intends to continue to qualify as a RIC at all times after the effective date of the Reorganization.

11.

The Shareholders will pay their respective expenses, if any, in connection with the Reorganization. If the Acquiring Fund pays or assumes any expenses of the Acquired Fund in connection with the Reorganization, it will pay or assume only

Willkie Farr & Gallagher LLP

                    , 2007

those expenses of the Acquired Fund that are solely and directly related to the Reorganization in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187. Moreover, the Acquiring Fund will not directly or indirectly reimburse the Acquired Fund for any such expenses but will instead pay any such expenses directly.

12.	Neither the Acquiring Fund, nor any person related to the Acquiring Fund within the meaning of Treasury Regulations Section 1.368-1(e)(4) (“Related Person”), directly or indirectly owns, or has directly or indirectly owned, during the past five years ending on the effective date of the Reorganization (including through any transaction, agreement or arrangement with any other person), any Acquired Fund Shares. For purposes of the preceding sentence, the Acquiring Fund and any Related Person shall be considered to own its proportionate share of any Acquired Fund Shares which are owned by a partnership of which the Acquiring Fund or such Related Person is a direct or indirect partner.

13.	There is no plan or intention for the Acquiring Fund, any Related Person or any partnership of which the Acquiring Fund or any Related Person is a direct or indirect partner to directly or indirectly redeem or acquire any Acquiring Fund Shares issued in the Reorganization (including through any transaction, agreement or arrangement with any other person), except through redemptions of Acquiring Fund Shares by the Acquiring Fund upon the demands of its shareholders as required by Section 22(e) of the 1940 Act in the ordinary course of the Acquiring Fund’s business as an open-end management investment company and not as part of the Reorganization.

14.	Preceding the Reorganization, the Acquiring Fund has had as its investment objective to seek long-term growth of capital. It pursues this objective by investing at least 65% of its assets in foreign equities. Following the Reorganization, the Acquiring Fund will continue such line of business and has no plan or intention to change such line of business. The Acquiring Fund did not enter into such line of business as part of the Plan. The Acquiring Fund has no plan or intention to change any of its investment objectives, strategies, policies, risks and restrictions after the Reorganization. Following the Reorganization, the Acquiring Fund will continue the historic business of the Acquired Fund within the meaning of Treasury Regulations Section 1.368-1(d) (with a similar investment objective as that of the Acquired Fund).

15.	To the best of the knowledge of the Acquiring Fund’s management, there is no plan or intention by Acquired Fund Shareholders to sell, exchange or otherwise dispose of a number of Acquired Fund Shares (or Acquiring Fund Shares received in the Reorganization), in connection with the Reorganization, that would reduce the Acquired Fund Shareholders’ ownership of Acquired Fund Shares (or equivalent Acquiring Fund Shares) to a number of shares that is less than 50 percent of the number of Acquired Fund Shares as of the record date of the Reorganization.

Willkie Farr & Gallagher LLP

                    , 2007

16.	There is no intercorporate indebtedness existing between the Acquiring Fund and the Acquired Fund.

17.	The Acquiring Fund will not take, nor will it cause the Acquired Fund to take, any position on any federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Reorganization as a “reorganization” within the meaning of Section 368(a) of the Code.

18.	The Acquiring Fund is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

19.	The fair market value and the adjusted basis, within the meaning of Section 1011 of the Code, of the assets of the Acquired Fund that will be transferred to the Acquiring Fund pursuant to the Reorganization will each exceed the sum of the liabilities of the Acquired Fund assumed by the Acquiring Fund pursuant to the Reorganization plus the amount of any liabilities to which such assets are subject.

20.	The undersigned is familiar with the business and affairs of the Acquiring Fund, has examined and is familiar with the representations set forth above, and has made such investigations of factual matters as are reasonably necessary for the purpose of making the representations set forth herein.

21.	The undersigned is familiar with the Plan, the Registration Statement and all final documents relating thereto, including, but not limited to, all prospectus and proxy materials prepared in connection with the Reorganization (collectively, the “Transaction Documents”). No event occurring subsequent to the execution of the Transaction Documents would cause the Transaction Documents to contain any untrue statement of a material fact regarding the Acquiring Fund and its plans and intentions or would cause the Transaction Documents to omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

22.	The undersigned is duly authorized to make the foregoing certifications and representations on behalf of the Acquiring Fund. To the best of the knowledge and belief of the undersigned, the foregoing representations regarding the Reorganization are true, correct and complete in all material respects.

[SIGNATURE PAGE FOLLOWS]

Willkie Farr & Gallagher LLP

                    , 2007

The Acquiring Fund recognizes that (i) your opinion will be based upon the accuracy of the certifications, representations and warranties, and upon the satisfaction of the covenants and obligations, contained herein and in the Transaction Documents, and (ii) your opinion will be subject to certain limitations and qualifications including that such opinion may not be relied upon if any such certifications, representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

Very truly yours,

DWS International Fund, a Maryland corporation, on behalf of DWS International Fund, a separate series

By:
Name:
Title:

DWS Advisor Funds

345 Park Avenue

New York, New York 10154

                    , 2007

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

We have requested your opinion regarding certain federal income tax consequences to (i) DWS International Fund (the “Acquiring Fund”), a separate series of DWS International Fund, Inc. (the “Acquiring Company”), a Maryland corporation, (ii) DWS International Equity Fund (the “Acquired Fund”), a separate series of DWS Advisor Funds (the “Acquired Trust”), a Massachusetts business trust, and (iii) the holders (“Shareholders”) of voting shares of beneficial interest of the Acquired Fund (“Acquired Fund Shares”), relating to the Reorganization (as described below). Pursuant to that certain Agreement and Plan of Reorganization, dated                     , 2007, adopted by the Board of Directors of the Acquiring Company on behalf of the Acquiring Fund and by the Board of Trustees of the Acquired Trust on behalf of the Acquired Fund (“Plan”), the following transactions (collectively, the “Reorganization”) will occur:

(a) the Acquiring Fund will acquire all of the assets of the Acquired Fund solely in exchange for the consideration described in (b) and (c) below;

(b) the Acquiring Fund will assume all of the liabilities of the Acquired Fund;

(c) the Acquiring Fund will issue to the Acquired Fund full and fractional voting shares of beneficial interest of the Acquiring Fund (“Acquiring Fund Shares”) having an aggregate net asset value equal to the aggregate net asset value of all of the currently outstanding Acquired Fund Shares;

(d) the Acquired Fund will liquidate after having distributed such Acquiring Fund Shares to the Shareholders in cancellation of their Acquired Fund Shares; and

(e) the Acquired Fund will terminate its registration under the Investment Company Act of 1940, as amended (“1940 Act”).

Willkie Farr & Gallagher LLP

                    , 2007

In connection with the Reorganization and recognizing that you will rely upon the following in rendering the opinion described above, the Acquired Trust, after due inquiry and investigation, hereby certifies and represents on behalf of the Acquired Fund that the following facts are now true and will continue to be true as of the effective date of the Reorganization (and, where relevant, thereafter):

1.	The Acquired Trust is registered under the 1940 Act as an open-end management investment company. Acquired Fund Shares are publicly offered and the Acquired Fund has no employees.

2.	Except for the assumption of all of the liabilities of the Acquired Fund by the Acquiring Fund, the only consideration to be received by the Acquired Fund or by any Shareholder in connection with the Reorganization will be full and fractional Acquiring Fund Shares. Moreover, none of the Acquiring Fund Shares issued to the Acquired Fund and distributed to any Shareholder in the Reorganization constitute separate consideration for, or are allocable to, the performance of services by the Acquired Fund or by such Shareholder.

3.	The aggregate net asset value of the Acquiring Fund Shares to be received by each Shareholder pursuant to the Reorganization will be equal to the aggregate net asset value of the Acquired Fund Shares surrendered by such Shareholder in the Reorganization. Moreover, the consideration to be received by each Shareholder represents an arm’s length price for the Acquired Fund Shares surrendered therefor and the aggregate consideration received by all Shareholders in exchange for their Acquired Fund Shares will be equal to the aggregate net asset value of all of the outstanding Acquired Fund Shares immediately prior to the Reorganization.

4.	There will be no dissenters to the Reorganization under the applicable provisions of state law, and the Acquiring Fund will not pay cash in lieu of fractional Acquiring Fund Shares in connection with the Reorganization. Thus, no Shareholder will receive any cash or property other than Acquiring Fund Shares in exchange for his or her Acquired Fund Shares.

5.	In the Reorganization, the Acquiring Fund will acquire at least 90 percent of the fair market value of the Acquired Fund’s net assets and at least 70 percent of the fair market value of the Acquired Fund’s gross assets held immediately prior to the Reorganization. For purposes of this representation, any amounts used by the Acquired Fund to pay reorganization expenses, to effect redemptions of Acquired Fund Shares (except for redemptions upon the demands of Shareholders pursuant to Section 22(e) of the 1940 Act in the ordinary course of the Acquired Fund’s business as an open-end management investment company and not as part of the Reorganization) and to pay dividends and distributions with respect to Acquired Fund Shares (other than dividends and distributions paid by the Acquired Fund to conform to its long-standing policy of distributing all or substantially all of its income and gains for each taxable year and/or to avoid the imposition of an excise tax under Section 4982 of the Internal Revenue Code of 1986, as amended (the “Code”)) will be included as assets of the Acquired Fund immediately prior to the Reorganization.

Willkie Farr & Gallagher LLP

                    , 2007

6.	During the five year period ending on the effective date of the Reorganization, (i) neither the Acquired Fund, nor any person related to the Acquired Fund within the meaning of Section 1.368-1(e)(4) of the Treasury Regulations but without regard to Section 1.368-1(e)(4)(i)(A) thereof (“Related Person”), will have acquired directly, or indirectly through any transaction, agreement or arrangement with any other person, any Acquired Fund Shares (except for redemptions upon the demands of Shareholders pursuant to Section 22(e) of the 1940 Act in the ordinary course of the Acquired Fund’s business as an open-end management investment company and not as part of the Reorganization), and (ii) no distributions will have been made with respect to Acquired Fund Shares (other than ordinary, regular dividend distributions made pursuant to the Acquired Fund’s historic dividend-paying practice and distributions made to conform to its long-standing policy of distributing all or substantially all of its income and gains for each taxable year and/or to avoid the imposition of an excise tax under Section 4982 of the Code). For purposes of the preceding sentence, the Acquired Fund and any Related Person shall be considered to own its proportionate share of any Acquired Fund Shares which are owned by a partnership of which the Acquired Fund or such Related Person is a direct or indirect partner.

7.	At the time of the Reorganization, the Acquired Fund will not have outstanding any warrants, options, convertible securities, or any other type of right (other than with respect to its status as an open-end management investment company) pursuant to which any person could acquire Acquired Fund Shares or any other equity interests in the Acquired Fund.

8.	The liabilities of the Acquired Fund to be assumed by the Acquiring Fund and the liabilities (if any) to which the transferred assets of the Acquired Fund are subject were incurred by the Acquired Fund in the ordinary course of its business and are associated with the assets transferred, except for liabilities for expenses of the Acquired Fund which are solely and directly related to the Reorganization.

9.	The Reorganization has been approved by the Board of Trustees of the Acquired Trust. This approval is based upon a number of factors, including those set forth in the Prospectus/Proxy Statement contained in the Registration Statement filed on Form N-14 by the Acquiring Fund (“Registration Statement”). The Acquired Fund’s principal reasons for participating in the Reorganization are bona fide business purposes not related to taxes.

10.	The facts relating to the Reorganization as described in the Plan and the Registration Statement are, insofar as such facts relate to the Acquired Fund, true, correct and complete in all material respects. The Reorganization will be effected in accordance with the terms of the Plan.

Willkie Farr & Gallagher LLP

                    , 2007

11.	The Acquired Fund is a separate series of the Acquired Trust and is treated as a separate corporation for federal income tax purposes.

12.	The Acquired Fund is an investment company within the meaning of Section 368(a)(2)(F)(i) and (iii) of the Code that has at all times since the date of its formation qualified as a regulated investment company (“RIC”) within the meaning of Section 851 of the Code. The Acquired Fund has elected to be taxed as a RIC and will continue to qualify as a RIC for its final taxable year ending on the effective date of the Reorganization.

13.	The Shareholders will pay their respective expenses, if any, in connection with the Reorganization. If the Acquiring Fund pays or assumes any expenses of the Acquired Fund in connection with the Reorganization, it will pay or assume only those expenses of the Acquired Fund that are solely and directly related to the Reorganization in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187. Moreover, the Acquiring Fund will not directly or indirectly reimburse the Acquired Fund for any such expenses but will instead pay any such expenses directly.

14.	To the best of the knowledge of the Acquired Fund’s management, there is no plan or intention by the Acquired Fund Shareholders to sell, exchange or otherwise dispose of a number of Acquired Fund Shares (or Acquiring Fund Shares received in the Reorganization), in connection with the Reorganization, that would reduce the Acquired Fund Shareholders’ ownership of Acquired Fund Shares (or equivalent Acquiring Fund Shares) to a number of shares that is less than 50 percent of the number of Acquired Fund Shares as of the record date of the Reorganization.

15.	Preceding the Reorganization, the Acquired Fund has had as its investment objective to seek long-term capital appreciation, not income, by investing primarily in equities of established companies in countries with developed economies other than the United States. It pursues this objective by investing in International Equity Portfolio (the “Master Portfolio”). The Master Portfolio is a separate mutual fund which has the same objective and policies as the Acquired Fund. The Master Portfolio pursues its objective under normal circumstances by investing at least 80% of its assets in the stocks and other securities with equity characteristics of companies in developed countries outside the United States. It does not typically hold more than 15% of its assets in emerging markets. The Acquired Fund did not enter into such line of business as part of the Plan. On the date of the Reorganization, at least 33 1/3 percent of the Acquired Fund’s portfolio assets will meet the investment objectives, strategies, policies, risks and restrictions of the Acquiring Fund. Acquired Fund did not alter its portfolio in connection with the Reorganization to meet this 33 1/3 percent threshold.

16.	There is no intercorporate indebtedness existing between the Acquiring Fund and the Acquired Fund.

Willkie Farr & Gallagher LLP

                    , 2007

17.	The Acquired Fund will not take any position on any federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Reorganization as a “reorganization” within the meaning of Section 368(a) of the Code.

18.	The Acquired Fund is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

19.	The fair market value and the adjusted basis, within the meaning of Section 1011 of the Code, of the assets of the Acquired Fund that will be transferred to the Acquiring Fund pursuant to the Reorganization will each exceed the sum of the liabilities of the Acquired Fund assumed by the Acquiring Fund pursuant to the Reorganization plus the amount of any liabilities to which such assets are subject.

20.	Any redemption of Acquired Fund Shares upon the demand of any Acquired Fund Shareholder pursuant to Section 22(e) of the 1940 Act in the ordinary course of the Acquired Fund’s business as an open-end management investment company will be effected with the Acquired Fund’s own funds and not with funds loaned to the Acquired Fund, or otherwise directly or indirectly provided to the Acquired Fund by the Acquiring Fund. For this purpose, the assumption by the Acquiring Fund of any debt obligation used to effect any such redemption shall be treated as an indirect provision by the Acquiring Fund of funds used to effect such redemption.

21.	The undersigned is familiar with the business and affairs of the Acquired Fund, has examined and is familiar with the representations set forth above, and has made such investigations of factual matters as are reasonably necessary for the purpose of making the representations set forth herein.

22.	The undersigned is familiar with the Plan, the Registration Statement and all final documents relating thereto, including, but not limited to, all prospectus and proxy materials prepared in connection with the Reorganization (collectively, the “Transaction Documents”). No event occurring subsequent to the execution of the Transaction Documents would cause the Transaction Documents to contain any untrue statement of a material fact regarding the Acquired Fund and its plans and intentions or would cause the Transaction Documents to omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

23.	The undersigned is duly authorized to make the foregoing certifications and representations on behalf of the Acquired Fund. To the best of the knowledge and belief of the undersigned, the foregoing representations regarding the Reorganization are true, correct and complete in all material respects.

Willkie Farr & Gallagher LLP

                    , 2007

[SIGNATURE PAGE FOLLOWS]

Willkie Farr & Gallagher LLP

                    , 2007

The Acquired Fund recognizes that (i) your opinion will be based upon the accuracy of the certifications, representations and warranties, and upon the satisfaction of the covenants and obligations, contained herein and in the Transaction Documents, and (ii) your opinion will be subject to certain limitations and qualifications including that such opinion may not be relied upon if any such certifications, representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

Very truly yours,

DWS Advisor Funds, a Massachusetts business trust, on behalf of DWS International Equity Fund, a separate series

By:
Name:
Title: